As Filed With the Securities and Exchange Commission on January 16, 2007	Registration No. 333-139139

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF1933

UNITED SECURITY BANCSHARES

(Exact Name of Registrant as Specified in its Charter)

California	6022	91-2112732
(State or Other Jurisdication of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2126 Inyo Street, Fresno, California 93721
(559) 248-4944

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis R. Woods, President and Chief Executive Officer
United Security Bancshares
2126 Inyo Street, Fresno, California 93721
(559) 248-4944 / Fax: (559) 248-5088
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gary Steven Findley, Esq.	Daniel B. Eng. Esq.
Gary Steven Findley & Associates	Bullivant Houser Bailey, P.C.
1470 N. Hundley Street, Anaheim, California 92806	1415 L Street, Suite 1000, Sacramento, California 95814
(714) 630-7136 / Fax: (714) 630-7910	(916) 930-2500 / Fax: (916) 930-2501

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the merger described in the proxy statement-prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, no par value	1,192,821	$23.46	$27,983,580.66	(1)	$2,994.25	(2)

(1)                             Pursuant to the provisions of Rule 457(o) the registration fee is calculated based on 1,192,821 shares of Registrant’s common stock at $23.46 per share, based on the closing price of Registrant’s common stock on December 1, 2006.

(2)                             Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits

8.1                                 Opinion re: tax matters

23.4.                        Consent of Bullivant Houser Bailey, P. C. is contained in Exhibit 8.1

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Fresno, State of California, on January 11, 2007.

United Security Bancshares

By:	/s/ Kenneth L. Donahue
Kenneth L. Donahue, Senior Vice
President, Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title	Date

* /s/ Kenneth L. Donahue	January 11, 2007
Robert G. Bitter, Secretary and Director

* /s/ Kenneth L. Donahue	January`11, 2007
Stanley J. Cavalla, Director

/s/ Kenneth L. Donahue	January 11, 2007
Kenneth L. Donahue, Senior Vice President,
Principal Financial Officer

* /s/ Kenneth L. Donahue	January 11, 2007
Tom Ellithorpe, Director

* /s/ Kenneth L. Donahue	January 11, 2007
R. Todd Henry, Director

* /s/ Kenneth L. Donahue	January 11, 2007
Ronnie D. Miller, Vice Chairman of the Board

* /s/ Kenneth L. Donahue	January 11, 2007
Robert M. Mochizuki, Director

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* /s/ Kenneth L. Donahue	January 11, 2007
Walter Reinhard, Director

* /s/ Kenneth L. Donahue	January 11, 2007
John Terzian, Director

* /s/ Kenneth L. Donahue	January 11, 2007
Dennis R. Woods, Chairman of the Board,
President and Chief Executive Officer

*/ s/ Kenneth L. Donahue	January 11, 2007
Michael T. Woolf, D.D.S., Director

/s/ Richard Shupe	January 11, 2007
Richard Shupe, Vice President, Controller

*	/s/ Kenneth L. Donahue
Kenneth Donahue
as attorney - in - fact pursuant to a
power of attorney

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